FOR IMMEDIATE RELEASE:  July 7, 2020

Aspen Group Fiscal Year 2020 Revenue Grows by 44% or $15 million with 77% of the Revenue Growth or $11.5 Million Delivered to Gross Profit

•

Fiscal year 2020 revenue increases 44% to $49.1 million from $34.0 million; Fourth quarter revenue grows 38% YoY to $14.1 million

•

Fiscal year 2020 gross margin increased by 800 basis points to 59% from 51%; Fiscal year 2020 marketing expense as a percentage of revenue fell to 19% from 27% in the prior year

•

Fiscal year 2020 enrollments increase 32% to a record 7,668 students; Full year Bookings increase 68% to $111.3 million

•

Fourth quarter net loss narrowed to ($0.7 million) or ($0.03) cents per share, improving from ($1.6 million) or ($0.09) per share in FY 2019 fourth quarter

•

Fourth quarter EBITDA (a non-GAAP financial measure) was $0.2 million or 2% margin versus ($0.7 million) in the prior year period

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Company delivers Adjusted EBITDA (a non-GAAP financial measure) of $1.4 million or 10% margin in fourth quarter versus $0.1 million in the prior year period

NEW YORK, NY –July 7, 2020 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its 2020 fiscal fourth quarter ended April 30, 2020, highlighted by revenue of $14.1 million, a sequential increase of 12% and an increase of 38% year-over-year.  Aspen Group also announced its full year results highlighted by record revenues of $49.1 million, an increase of $15 million or 44% year-over-year, which are included in the consolidated financial statements at the end of this press release.

Q4 and Full Year 2020 Summary Results Table

	Three months ended			Twelve months ended
($ in millions, rounding differences may occur)	April 30, 2020	April 30, 2019	% Better/ (Worse)	April 30, 2020	April 30, 2019	% Better/ (Worse)
Revenue	$14.1	$10.2	38%	$49.1	$34.0	44%
GAAP Gross profit	$8.4	$5.7	47%	$28.9	$17.3	67%
GAAP Gross margin (%)	59%	56%	300 bps	59%	51%	800 bps
Operating Income (loss)	($0.3)	($1.4)	75%	($4.0)	($9.1)	56%
Net Income (loss)	($0.7)	($1.6)	59%	($5.7)	($9.3)	39%
Cash Used in Operations	($1.9)	($2.8)	31%	($5.7)	($10.2)	44%
EBITDA (loss)	$0.2	($0.7)	>100%	$(1.6)	($6.7)	76%
Adj. EBITDA (loss)	$1.4	$0.1	>100%	$2.7	($4.1)	>100%

See reconciliations of GAAP to non-GAAP measures starting on page 5.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “Fiscal year 2020 finished on a strong note delivering positive EBITDA in the fourth quarter on record revenue of $14.1 million and a reduction in operating loss of 75% compared to the prior year period. For the full year, revenue grew 44% and gross margin improved by 800 basis points due to a year-over-year decline in marketing expense as a percentage of revenue from 27% to 19%. Gross profit increased by $11.5 million, or 67% year-over-year, which means that 77% of our $15 million 2020 revenue increase dropped to the gross profit line. Gross profit is growing at a faster rate than revenue due to increased contribution from higher margin degrees, namely our pre-licensure BSN and MSN-Family Nurse Practitioner degree programs, and our increased marketing efficiency, as evidenced by our 10X+ Marketing Efficiency Ratio at both universities. The $5.2 million year-over-year increase of recurring G&A expense on revenue growth of $15 million meets our stated goal of growing annual G&A expense at 50% of our revenue growth. As a result, we narrowed our operating loss significantly and reduced net loss by $3.6 million for the full year, demonstrating the scale in our business with higher profit revenue streams and controlled operating expense growth. All these things combined demonstrate the Company is on a trajectory to achieve sustainable profitability.”

Fiscal 2020 Q4 Financial and Operational Results (versus Fiscal 2019 Q4):

The table below is a year-over-year comparison of fourth quarter enrollments and Bookings.1 Fiscal fourth quarter 2020 Bookings increased 36% to $26.6 million, delivering a company-wide average revenue per enrollment (APRU)2 increase of 19% to $14,973.

Fourth Quarter Bookings and Average Revenue Per Enrollment (ARPU)
rounding differences may occur	Q4'2019 Enrollments	Q4'2019 Bookings	Q4'2020 Enrollments	Q4'2020 Bookings	Percent Change Total Bookings & ARPU
Aspen University	1,243	$ 13,942,200	1,344	$ 18,893,550
USU	317	$ 5,648,940	432	$ 7,698,240
Total	1,560	$ 19,591,140	1,776	$ 26,591,790	36%
ARPU		$ 12,558		$ 14,973	19%

1Bookings are defined by multiplying LTV by new student enrollments for each operating unit.

2Average Revenue Per User (ARPU) is defined by dividing total bookings by total enrollments for each operating unit.

Revenues increased 38% to $14.1 million for the fiscal quarter ended April 30, 2020 as compared to $10.2 million in Q4 2019. USU accounted for 29% and AU’s Pre-Licensure BSN program accounted for 17% of overall Company revenues.

During the company's standard year end revenue testing procedures we determined that our earned revenue report at Aspen University inadvertently wasn't reporting credits issued to withdrawn students for certain de minimus technology fees. Note that all invoices and credits issued to students were correct and their student ledger accounts are accurate, so this earned revenue reporting error has no effect on our student body. For fiscal year 2020, this incorrect earned fee calculation amounted to $480,303. Consequently, revenue for the fourth fiscal quarter is $14.1 million, rather than the pre-announced revenue estimate of $14.5 million.

Gross profit increased by 47% to $8.4 million or 59% gross margin for Q4 2020 versus $5.7 million or 56% gross margin in Q4 2019. AU gross margin represented 60% of AU revenues for Q4 2020, and USU gross margin represented 63% of USU revenues for Q4 2020. AU instructional costs and services represented 18% of AU revenues for Q4 2020, while USU instructional costs and services represented 21% of USU revenues for Q4 2020. AU marketing and promotional costs represented 18% of AU revenues for Q4 2020, while USU marketing and promotional costs represented 16% of USU revenues for Q4 2020.

Net loss applicable to shareholders was $(0.7 million) or net loss per basic share of ($0.03) for fourth quarter of 2020 versus ($1.6 million) or ($0.09) for prior year period. For the fourth quarter of 2020 AU generated $1.9 million of net income, and USU generated $0.6 million of net income. AGI corporate incurred a net loss of ($3.2 million) for the fourth quarter of 2020.

EBITDA, a non-GAAP financial measure, was $0.2 million or 2% margin as compared to an EBITDA of ($0.7 million) or (7%) margin in the fourth quarter of 2019. Adjusted EBITDA, a non-GAAP financial measure was $1.4 million or 10% margin as compared to $0.1 million or 1% margin in prior year period.

AU generated EBITDA of $2.4 million or 24% margin and Adjusted EBITDA of $3.1 million or 31% margin for the fourth quarter of 2020. Note that Aspen’s pre-licensure BSN program accounted for $0.8 million of the $2.4 million EBITDA generated at AU, operating at an EBITDA margin of 36% — remaining the highest margin unit of the Company. USU generated EBITDA of $0.6 million or 15% margin and $0.7 million of Adjusted EBITDA or 17% margin in the fourth quarter of 2020. AGI corporate generated EBITDA of ($2.8 million) and Adjusted EBITDA of ($2.4 million) for Q4 2020.

For the year ended April 30, 2020 the Company reported cash and cash equivalents of $17.9 million, which includes restricted cash of $3.5 million. The Company used cash of ($1.9 million) in operations in the fourth quarter of 2020, as compared to using ($2.8 million) in same period last year, an improvement of 31% year-over-year.

Fiscal 2020 Full Year Financial and Operational Results (versus Fiscal 2019 Full Year)

The table below shows the relationship between total enrollments and Bookings. Enrollments for fiscal year 2020 increased 32% to 7,668 students, and total Bookings rose 68% to $111.3 million, exceeding the company’s forecast for fiscal 2020 Bookings growth of 54% to $102.0 million. The increases in Bookings and enrollments lifted the fiscal year 2020 ARPU by over 27% to $14,514.

Fiscal 2020 Total Enrollment, Bookings and Average Revenue Per Enrollment (ARPU)
	April 30, 2020	April 30, 2019	Percent Change Year-over-Year
Enrollments	7,668	5,802	32%
Bookings	$ 111.3 million	$ 66.1 million	68%
ARPU	$ 14,514	$ 11,391	27%

Revenues increased 44% to $49.1 million for the fiscal year ended April 30, 2020 as compared to $34.0 million in the prior year.  For the full fiscal year, USU accounted for 27% and AU’s Pre-Licensure BSN program accounted for 13% of overall Company revenues.

Gross profit increased by 67% to $28.9 million or 59% gross margin for fiscal year 2020 versus $17.3 million or 51% gross margin in the prior year. AU gross margin represented 61% of AU revenues, and USU gross margin represented 62% of USU revenues. For the fiscal year 2020, AU instructional costs and services represented 18% of AU revenues, while USU instructional costs and services represented 24% of USU revenues. AU marketing and promotional costs represented 18% of AU revenues for fiscal year 2020, while USU marketing and promotional costs represented 14% of USU revenues.

Net loss applicable to shareholders was $(5.7 million) or net loss per basic share of ($0.29) for fiscal year 2020 versus ($9.3 million) or ($0.50) the prior year. AU generated $6.0 million of net income and USU generated $0.4 million of net income in fiscal year 2020. AGI corporate incurred a net loss of ($12.0 million) for the fiscal year 2020.

EBITDA, a non-GAAP financial measure, was ($1.6 million) or (3%) margin as compared to EBITDA of ($6.7 million) or (20%) margin in the fiscal year 2019. The full year EBITDA improvement of $5.1 million on a revenue increase of $15 million translated to 34% of the revenue increase dropping to the EBITDA line.

AU generated EBITDA of $7.4 million or 21% margin and Adjusted EBITDA of $9.1 million or 25% margin for the fiscal 2020. Aspen’s Pre-Licensure BSN program accounted for $2.3 million of the $7.4 million EBITDA generated at AU, operating at an EBITDA margin of 36%, the highest margin unit of the Company. USU generated EBITDA of $1.1 million or 8% margin and $1.4 million of Adjusted EBITDA or 11% margin in the fiscal year 2020. AGI corporate generated EBITDA of ($10.1 million), which reflects $1.2 million of one-time expense items.

Adjusted EBITDA, a non-GAAP financial measure, was $2.7 million or 6% margin as compared to Adjusted EBITDA of ($4.1 million) or (12%) margin in the prior year.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2020 full year and Q4 financial results and business outlook on Tuesday, July 7, 2020, at 4:30 p.m. (ET). Aspen will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 393-0856 (U.S.) or (765) 889-6689 (international), passcode 8998064. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 8998064.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with the Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

AGI defines Adjusted EBITDA as earnings (or loss) from operations before the items in the table below. It is important to note that there were $77,000 of non-recurring charges for the fiscal quarter ended April 30, 2020 compared to $106,589 in the fiscal quarter ended April 30, 2019. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of net loss allocable to common shareholders to Adjusted EBITDA:

	Three Months Ended April 30,		Years Ended April 30,
	2020	2019	2020	2019
Net loss	$(664,563)	$(1,609,923)	$(5,659,065)	$(9,278,217)
Interest expense	393,471	285,437	1,818,078	441,961
Taxes	(10,688)	—	51,820	9,276
Depreciation & amortization	493,268	592,634	2,203,461	2,170,098
EBITDA (loss)	211,488	(731,852)	(1,585,706)	(6,656,882)
Bad debt expense	780,005	373,942	1,431,210	854,008
Stock-based compensation	300,740	324,256	1,641,984	1,190,385
Non recurring charges - Stock-based compensation	—	—	474,324	—
Non-recurring charges - other	77,000	106,589	745,748	497,300
Adjusted EBITDA (loss)	$1,369,233	$72,935	$2,707,560	$(4,115,189)

Definitions

Bookings - defined by multiplying LTV by new student enrollments for each operating unit.

Lifetime Value ("LTV") - Lifetime Value as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Average Revenue per Enrollment ("ARPU") - defined by dividing total bookings by total enrollments for each operating unit.

Marketing Efficiency Ratio ("MER") - is defined as revenue per enrollment divided by cost per enrollment.

EBITDA Margin - is defined as EBITDA divided by revenues. We believe EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.

EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted EBITDA Margin - is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the Company being on a trajectory to profitability, our estimates as to Lifetime Value and the future impact of bookings. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, national and local economic factors including the substantial impact of the COVID-19 pandemic on the economy, and the competitive impact from the trend of major non-profit universities using online education. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$14,350,554	$8,316,285
Restricted cash	3,556,211	1,651,467
Accounts receivable, net of allowance of $1,758,920 and $1,247,031, respectively	14,326,791	10,656,470
Prepaid expenses	941,671	410,745
Other receivables	23,097	2,145
Other current assets	173,090	—
Total current assets	33,371,414	21,037,112

Property and equipment:
Computer equipment and hardware	649,927	521,395
Furniture and fixtures	1,007,099	915,936
Leasehold improvements	867,024	204,545
Instructional equipment	301,842	260,790
Software	6,162,770	4,314,198
	8,988,662	6,216,864
Less: accumulated depreciation and amortization	(2,841,019)	(1,825,524)
Total property and equipment, net	6,147,643	4,391,340
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	8,541,667
Courseware, net	111,457	161,930
Accounts receivable, secured - net of allowance of $625,963, and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	6,701,136	3,085,243
Debt issue cost, net	182,418	300,824
Operating lease right of use asset, net	6,412,851	—
Deposits and other assets	355,831	629,626

Total assets	$66,239,511	$43,204,503

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	April 30,
	2020	2019
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,505,859	$1,699,221
Accrued expenses	537,413	651,418
Deferred revenue	3,712,994	2,456,865
Refunds due students	2,371,844	1,174,501
Deferred rent, current portion	—	47,436
Convertible note payable	—	50,000
Operating lease obligations, current portion	1,683,252	—
Other current liabilities	545,711	270,786
Total current liabilities	10,357,073	6,350,227

Convertible notes, net of discount of $1,550,854	8,449,146	—
Senior secured loan payable, net of discount of $353,328	—	9,646,672
Operating lease obligations, long term	5,685,335	—
Deferred rent	—	746,176
Total liabilities	24,491,554	16,743,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, 0 issued and outstanding at April 30, 2020 and April 30, 2019	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized, 21,770,520 issued and 21,753,853 outstanding at April 30, 2020 18,665,551 issued and 18,648,884 outstanding at April 30,2019	21,771	18,666
Additional paid-in capital	89,505,216	68,562,727
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(47,709,030)	(42,049,965)
Total stockholders’ equity	41,747,957	26,461,428

Total liabilities and stockholders’ equity	$66,239,511	$43,204,503

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended April 30,
	2020	2019
Revenues	$49,061,080	$34,025,418

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	19,135,302	15,977,218
General and administrative	30,329,520	24,133,820
Bad debt expense	1,431,210	854,008
Depreciation and amortization	2,203,461	2,170,098
Total operating expenses	53,099,493	43,135,144

Operating loss	(4,038,413)	(9,109,726)

Other income (expense):
Other income	249,246	276,189
Interest expense	(1,818,078)	(444,680)
Total other expense, net	(1,568,832)	(168,491)

Loss before income taxes	(5,607,245)	(9,278,217)

Income tax expense	51,820	—

Net loss	$(5,659,065)	$(9,278,217)

Net loss per share allocable to common stockholders - basic and diluted	$(0.29)	$(0.50)

Weighted average number of common shares outstanding: basic and diluted	19,708,708	18,409,459

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED APRIL 30, 2020 AND 2019

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance as of April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591
Stock-based compensation	—	—	1,190,385	—	—	1,190,385
Common stock issued for cashless stock options exercised	111,666	112	(112)	—	—	—
Common stock issued for stock options exercised for cash	56,910	56	128,145	—	—	128,201
Common stock issued for cashless warrant exercise	119,594	120	(120)	—	—	—
Common stock issued for warrants exercised for cash	43,860	44	99,956	—	—	100,000
Warrants issued with debt financing	—	—	615,587	—	—	615,587
Amortization of warrant based cost issued for services	—	—	1,713	—	—	1,713
Purchase of treasury stock, net of broker fees	—	—	—	(7,370,000)	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	—	—	7,370,000	—	7,370,000
Other offering costs	—	—	(29,832)	—	—	(29,832)
Net loss	—	—	—	—	(9,278,217)	(9,278,217)
Balance as of April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428

Stock-based compensation	—	—	2,116,309	—	—	2,116,309
Amortization of restricted stock issued for service	—	—	122,250	—	—	122,250
Common stock issued for cashless stock options exercised	190,559	191	(191)	—	—	—
Common stock issued for stock options exercised for cash	277,678	278	962,372	—	—	962,650
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost issued for services	—	—	36,719	—	—	36,719
Restricted stock issued for services, subject to vesting	144,803	144	(144)	—	—	—
Common stock issued for equity raise, net of underwriter costs of $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offering costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on Convertible Debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	21,760	—	—	21,760
Net loss	—	—	—	—	(5,659,065)	(5,659,065)
Balance as of April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,659,065)	$(9,278,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,431,210	854,008
Depreciation and amortization	2,203,461	2,170,098
Stock-based compensation	2,116,309	1,190,385
Warrants issued for service	36,719	1,713
Loss on asset disposition	3,918	—
Lease expense	162,127	—
Amortization of debt discounts	261,128	40,881
Amortization of debt issue costs	118,406	54,247
Gain on debt extinguishment	(50,000)	—
Non-cash payments to investor relation firm	122,250	—
Cash paid to settle convertible debt	—	60,932
Amortization of prepaid shares for services	—	8,285
Changes in operating assets and liabilities:
Accounts receivable	(8,717,424)	(6,477,948)
Prepaid expenses	(530,926)	(219,624)
Other receivables	(20,952)	182,424
Other current assets	(173,090)	—
Deposits and other assets	273,792	(44,660)
Accounts payable	(193,362)	(527,993)
Accrued expenses	138,467	(7,436)
Deferred rent	—	663,376
Refunds due students	1,197,343	358,660
Deferred revenue	1,256,129	642,729
Other liabilities	274,927	112,126
Net cash used in operating activities	(5,748,633)	(10,216,014)

Cash flows from investing activities:
Purchases of courseware and accreditation	(13,851)	(91,522)
Purchases of property and equipment	(3,276,510)	(2,531,521)
Net cash used in investing activities	(3,290,361)	(2,623,043)

Cash flows from financing activities:
Proceeds from sale of common stock net of underwriter costs	16,044,879	—
Disbursements for equity offering costs	(51,282)	(29,832)
Common stock short swing reclamation	21,760	—
Proceeds of stock options exercised and warrants exercised	962,650	228,201
Proceeds of senior secured loan	—	10,000,000
Repayment of convertible note payable	—	(2,000,000)
Offering costs paid on debt financing	—	(100,000)
Closing costs of senior secured loans	—	(33,693)
Cash paid to settle convertible debt	—	(60,932)
Purchase of treasury stock	—	(7,370,000)
Re-sale of treasury stock	—	7,370,000
Net cash provided by financing activities	16,978,007	8,003,744

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Years Ended April 30,
	2020	2019
Net increase (decrease) in cash and cash equivalents and restricted cash	$7,939,013	$(4,835,313)
Cash and cash equivalents and restricted cash at beginning of year	9,967,752	14,803,065
Cash and cash equivalents and restricted cash at end of year	$17,906,765	$9,967,752

Supplemental disclosure cash flow information:
Cash paid for interest	$1,208,285	$118,217
Cash paid for income taxes	$51,820	$—

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for services	$178,477	$29,809
Beneficial conversion feature on convertible debt	$1,692,309	$—
Gain on debt extinguishment	$50,000	$—
Right-of-use lease asset offset against operating lease obligations	$8,988,525
Warrants issued as part of revolving credit facility	$—	255,071
Warrants issued as part of senior secured term loans	$—	$360,516

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	April 30,
	2020	2019
Cash and cash equivalents	$14,350,554	$8,316,285
Restricted cash	3,556,211	1,651,467
Total cash and cash equivalents and restricted cash	$17,906,765	$9,967,752